Exhibit 99.2

Contact:	Christine Rogers (investor relations)	Francesca Marraro (media relations)
	(212) 857-5986	(212) 857-5442
	crogers@hms.com	fmarraro@hms.com

HMS HOLDINGS CORP. TO PRESENT AT
JEFFERIES 2ND ANNUAL HEALTHCARE CONFERENCE

NEW YORK, N.Y., June 11, 2008 – HMS Holdings Corp. (NASDAQ: HMSY) today announced that it will present at Jefferies 2nd Annual Healthcare Conference , which will be held June 24-26, 2008 in New York City.

Walter Hosp, SVP and Chief Financial Officer of HMS Holdings Corp., will present on Tuesday, June 24th at 10:15 am Eastern Time.

A live broadcast of the Company's presentation can be accessed through our website at http://www.hmsholdings.com/news/presentations.asp. The presentation will be available live and “on demand” for 30 days.

HMS Holdings Corp. (NASDAQ: HMSY) is the nation’s leader in cost management, coordination of benefits, and program integrity services for government healthcare programs. HMS serves the Medicaid programs of 40 states, 74 Medicaid managed care plans, the Centers for Medicare and Medicaid Services (CMS), and Veterans Administration facilities. HMS helps ensure that healthcare claims are paid correctly and by the responsible party. As a result of the company’s services, government healthcare programs recover over $1.0 billion annually, and obtain access to data that helps them prevent billions of dollars more in erroneous payments.

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